Exhibit 5.2

January 9, 2024

ZW Data Action Technologies Inc.

Room 1811, Xinghuo Keji Plaza

No. 2 Fufeng Road

Fengtai District

Beijing, China 100070

Re:	ZW Data Action Technologies Inc. / Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to ZW Data Action Technologies Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed by the Company with the Securities and Exchange Commission (the “Commission”). The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, relates to the offering and issuance by the Company of up to $75,000,000 aggregate offering price of the following: (a) shares of common stock, $0.001 par value per share (the “Common Stock”); (b) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”); (c) warrants to purchase Common Stock, Preferred Stock, and Units (as defined below) (“Warrants”); and (e) units comprised of one or more shares of Common Stock or Preferred Stock, or Warrants (“Units”).

The Common Stock, Preferred Stock, Warrants, and Units are referred to herein collectively as the “Securities.” Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, and in amounts, at prices, and on terms to be set forth in one or more Prospectus Supplements.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

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(a)               the Registration Statement;

(b)               the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on October 2, 2006, as amended Certificate of Amendment as filed with the Secretary of State of Nevada on February 9, 2007, Certificate of Amendment as filed with the Secretary of State of Nevada on August 18, 2016, Certificate of Amendment as filed with the Secretary of State of Nevada on October 13, 2020, Certificate of Amendment as filed with the Secretary of State of Nevada on July 8, 2021, Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on January 18, 2023, and Certificate of Amendment as filed with the Secretary of State of Nevada on October 18, 2023;

(c)               the Bylaws of the Company as adopted on October 2, 2006;

(d)               resolutions of the Board of Directors of the Company; and

(e)               such other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance of the Securities and registration under the Securities Act.

In our examination, we have assumed:

(a)               the legal capacity of all natural persons executing the documents;

(b)               the genuineness of all signatures on the documents;

(c)               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)               that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)               other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the parties;

(f)               the execution and delivery by all parties of the documents, and the validity and binding effect thereof on all parties;

(g)               that the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

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(h)               that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(i)                 that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(j)                 that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(k)               that at the time the Securities are offered or issued as contemplated by the Registration Statement, all corporate or other action required to be taken by the Company to duly authorize and issue each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect;

(l)                 that the Warrants and Units are enforceable in accordance with their terms; and

(m)             with respect to the Common Stock and Preferred Stock, that at the time of issuance, sale, and delivery (including those related to exercise of a Warrant, or with respect to Common Stock, the conversion of Preferred Stock), (i) a sufficient number of shares of the Common Stock or Preferred Stock, as applicable, are authorized and available for issuance and that the consideration for the issuance and sale of such Common Stock or Preferred Stock, as applicable, whether issuable directly for such consideration or upon the conversion of any preferred stock or debt securities, or the exercise of warrants is in an amount that is not less than the par value of the Common Stock or the Preferred Stock, as applicable, (ii) the terms of the shares of such Common Stock or Preferred Stock, as applicable, and the issuance and sale of such Common Stock or Preferred Stock, as applicable, are in conformity with the Company’s then operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the certificates, if any, for such Common Stock or Preferred Stock, as applicable, have been duly executed by the Company and countersigned by the transfer agent therefor, and (iv) the Common Stock or Preferred Stock, as applicable (including any certificates therefor), have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting, or similar agreement, if any, related to the issuance and sale of such Common Stock or Preferred Stock, as applicable, as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible debt securities or exercise of any warrants in accordance with the respective terms of such instruments.

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Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a)               the shares of Common Stock have been duly authorized and upon issuance will be validly issued, fully paid, and nonassessable; and

(b)               the shares of the Preferred Stock upon authorization and issuance will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws. The opinions expressed herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

We hereby consent to the use of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.